SCHEDULE "H"

NOTICE OF HEARING OF PETITION

NO. ______________

VANCOUVER REGISTRY

FORM 4 (RULE 10(12))

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF THE BUSINESS CORPORATIONS ACT, S.B.C. 2002,

CHAPTER 57, SECTION 276

and

IN THE MATTER OF THE AMALGAMATION

of

RADIUS EXPLORATIONS LTD.

and

PILAGOLD INC., PETITIONERS

NOTICE OF HEARING OF PETITION

TO:

EX PARTE

TAKE NOTICE that a Petition has been filed by Radius Explorations Ltd. and PilaGold Inc. (together the “Petitioners”) under Section 276 of the Business Corporations Act, S.B.C. 2002, c.57, as amended (the “BCBCA”), which Amalgamation is described in greater detail in the Joint Information Circular of the Petitioners dated April 30, 2004.

AND FURTHER TAKE NOTICE that the Petition will be heard before the presiding judge or master of the Supreme Court of British Columbia (the “Court”) at 800 Smithe Street, Vancouver, British Columbia, on the 14th day of June, 2004 at 9:45 a.m. (local time), or as soon thereafter as counsel may be heard. Any holder of common shares or options to acquire common shares or warrants to acquire common shares of Radius Explorations Ltd. (a “Radius Securityholder”) and any holder of common shares or options to acquire common shares or warrants to acquire common shares of PilaGold Inc. (a “PilaGold Securityholder”) or any other interested party desiring to support or oppose the Petition may appear at the time of hearing in person or by counsel for that purpose.

AND FURTHER TAKE NOTICE that in the event that the hearing of the Petition is adjourned, only those persons who have either filed an “Appearance” or who have attended the originally scheduled hearing shall be served with notice of the adjourned date.

The ex parte application will not be of a time consuming or contentious nature, and in accordance with Rule 52(7), it is estimated that 10 minutes is required for the hearing.  This matter is within the jurisdiction of a Master.

Dated: ____, 2004

Solicitor for the Petitioner, Radius Explorations Ltd.

Alan H. Finlayson, Esq.